UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2006

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.02	Results of Operations and Financial Condition

On January 26, 2006, we issued a press release announcing our fourth quarter and year ended December 31, 2005 financial results. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events

On January 26, 2006, we issued a press release that Columbia Banking System, Inc. was issuing a $0.13 per share dividend. The dividend will be paid on February 22, 2006, to shareholders of record at the close of business February 8, 2006. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	The following exhibit is being furnished herewith:

99.1	Press Release dated January 26, 2006 announcing fourth quarter and year ended December 31, 2005 financial results.

99.2	Press Release dated January 26, 2006 announcing a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: January 26, 2006	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer